UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 28, 2006

NEWALLIANCE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32007	52-2407114
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

195 Church Street New Haven, Connecticut	06510
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (203) 787-1111

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ྑ	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ྑ	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ྑ	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ྑ	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 28, 2006, the Compensation Committee of the Board of Directors of NewAlliance Bancshares, Inc. (the “Company”) approved annual base salaries for certain executive officers of the Company (the “Executive Officers”), effective April 1, 2006. The Compensation Committee has not granted stock options or restricted stock awards to any of the Executive Officers in 2006.

Base salaries. The annual base salaries were established to approximate the 50th percentile of base salaries, by position, from a peer group of financial institutions comparable to the Company in size and/or other shared characteristics. The actual annual base salary for each officer was determined based on the individual’s unique background, experiences, personal skills and abilities as well as any business challenges that required the use of such attributes. Annual base salaries were increased principally due to the Company’s performance in 2005.

Executive Officers	Base Salary

Peyton R. Patterson Chairman, President and Chief Executive Officer	$670,000
Merrill B. Blanksteen Executive Vice President - CFO	$335,000
Gail E. D. Brathwaite Executive Vice President - COO	$305,000
Diane L. Wishnafski Executive Vice President - Consumer & Business Services	$267,000
Donald T. Chaffee Executive Vice President - Chief Credit Officer	$250,000
Brian S. Arsenault Executive Vice President - Investor Relations & Corporate Communications	$229,000

Executive Short-Term Incentive Plan - 2006 Target Bonuses. The Compensation Committee’s 2006 target bonuses for the Executive Officers under the Company’s Executive Short-Term Incentive Plan have been set at levels between approximately 45% and 75% of each individual’s annual base salary for “meets expectation” performance. Performance that exceeds expectation is compensated at increasingly higher levels based on meeting higher goals. The 2006 Short-Term Incentive Plan levels represent reductions from the 2005 levels. Peyton R. Patterson’s Short-Term Incentive Plan level was reduced by 25%, while the levels were reduced by 20% for each of Merrill Blanksteen and Gail E.D. Brathwaite. Other Executive Officers had smaller reductions.
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The annual targets were established to approximate the annual bonus amounts, by position, paid by a peer group of financial institutions comparable to the Company in size and/or other shared characteristics. For 2006, maximum bonus amounts payable under the Executive Short-Term Incentive Plan will equal up to 150% of base salary for Peyton R. Patterson, the Chairman, President and Chief Executive Officer of the Company, and lower percentages for the other executive officers. The performance measures that will be used to determine actual bonus amounts focus on earnings per share targets with modifiers for growth in deposits and loans and credit quality results. The performance of Ms. Patterson, Mr. Blanksteen and Ms. Brathwaite will be measured solely based on corporate performance while the performance of the other executive officers will be measured based on a combination of corporate and team performance.

Item 9.01 Financial Statements and Exhibits.

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWALLIANCE BANCSHARES, INC.

April 3, 2006	By: /s/ MERRILL B. BLANKSTEEN
Merrill B. Blanksteen
Executive Vice President
and Chief Financial Officer

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